Exhibit 4.2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

            This Mortgage Loan Purchase Agreement (the "Agreement"), dated [_________], 20 , is between Banc of America Mortgage Securities, Inc., a Delaware corporation (the "Purchaser") and Bank of America, National Association, a national banking association (the "Seller").

            The Purchaser and the Seller hereby recite and agree as follows:

            1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated [______], 20 (the "Pooling and Servicing Agreement"), among the Purchaser, the Seller, as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), relating to the issuance of the Purchaser's Mortgage Pass-Through Certificates, Series 20 - (the "Certificates") or, if not defined therein, in the underwriting agreement dated [________], 20 (the "Underwriting Agreement"), among the Purchaser, the Seller and Banc of America Securities LLC ("BAS"), or in the purchase agreement dated [________], 20 (the "Purchase Agreement"), among the Purchaser, the Seller and BAS.

            2. Purchase Price; Purchase and Sale. The Seller agrees to sell, and the Purchaser agrees to purchase, the mortgage loans (the "Mortgage Loans"), listed in Exhibit I hereto. The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of $[_______] payable by the Purchaser to the Seller on the Closing Date in immediately available funds.

            Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Purchaser all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), together with all of the Seller's rights, title and interest in and to the proceeds of any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies. The Purchaser hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Purchaser or the Trustee shall reasonably request.

            3. Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that (i) the Purchaser's representations and warranties to the Trustee pursuant to Section 2.04 of the Pooling and Servicing Agreement insofar as they relate to the Mortgage Loans are true and correct, as of the date thereof, and (ii) the Seller has not dealt with any broker, investment banker, agent or other Person (other than BAS) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans. The Seller hereby agrees to cure any breach of such representations and warranties in accordance with the terms of the Pooling and Servicing Agreement.


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            4. Repurchase or Substitution. The Seller hereby agrees to repurchase any Mortgage Loan (i) for which any document is not delivered, as provided in paragraph 2 above, (ii) which is found by the Trustee to be defective in any material respect, as provided in the Pooling and Servicing Agreement, (iii) which is discovered at any time not to be in conformance with the representations and warranties referred to in paragraph 3 above and which document relating thereto the Seller does not deliver or which defect or breach the Seller does not cure (as provided in paragraph 3 above) within 90 days after the date of notice thereof from the Trustee or the Purchaser or (iv) for which the related mortgagor has exercised its option to convert from an adjustable rate of interest to a fixed rate of interest pursuant to the terms of the related mortgage note, at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate, through the last day of the month in which such repurchase takes place. In addition, the Seller hereby agrees to reimburse the Purchaser for any Reimbursement Amount. Alternatively, the Seller hereby agrees, if so requested by the Purchaser, to substitute for any such Mortgage Loan (other than a Mortgage Loan described in (iv) above), a new mortgage loan having characteristics such that the representations and warranties referred to in paragraph 3 above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The Seller further agrees that a substituted mortgage loan will have on the date of substitution the criteria set forth in the definition of "Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller shall remit to the Purchaser, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

            At the time of any such repurchase by the Seller, the Seller agrees either to promptly (i) liquidate such Mortgage Loan, to the extent that the Seller's rights in respect of the Prior Holder consist of a claim for indemnity or (ii) transfer such Mortgage Loan to the Prior Holder at a price not less than that paid by the Seller to the Purchaser.

            5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the mortgage loans, reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

            6. Costs. The Purchaser shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreements and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Supplement, the Underwriting Agreement, the Private Placement Memorandum, the Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and
(iii) the cost of delivering the Certificates to the offices of BAS, insured to the satisfaction of BAS.

            7. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Purchaser, be addressed to it at Banc of America Mortgage Securities, Inc., 214 North Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Chief Financial Officer, or if sent


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to the Seller, be addressed to it at Bank of America, N.A., 101 South Tryon
Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Treasurer.

            8. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by, the Trustee and the Holders of Certificates to the same extent that the Trustee and the Holders of Certificates, respectively, have rights against the Purchaser under the Pooling and Servicing Agreement in respect of representations, warranties and agreements made by the Purchaser therein.

            9. Recharacterization. The parties to this Agreement intend the conveyance by the Seller to the Purchaser of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

            10. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article IX of the Pooling and Servicing Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and their respective successors and assigns.


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            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this
Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   BANC OF AMERICA MORTGAGE SECURITIES, INC.



                                   By: _____________________________________
                                       Name:
                                       Title:


                                   BANK OF AMERICA, NATIONAL ASSOCIATION



                                   By: _____________________________________
                                       Name:
                                       Title: